UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2007

Constellation Brands, Inc.

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 218-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2007, Constellation Brands, Inc. (the “Company”), certain subsidiary guarantors (the “Guarantors”) and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (such successor, the “Trustee”) entered into Supplemental Indenture No. 4 (the “Supplemental Indenture”) to the Indenture dated August 15, 2006 (as previously supplemented and filed with the Securities and Exchange Commission (“SEC”), the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”). Under the Indenture, the Company issued $500,000,000 aggregate principal amount of 8 3/8% Senior Notes due 2014 (the “Notes”) in a public offering pursuant to an Underwriting Agreement entered into on November 28, 2007, and disclosed in Item 1.01 of the Company’s Current Report on Form 8-K dated November 28, 2007 and filed with the SEC on December 4, 2007, which Item 1.01 disclosure is incorporated herein by reference. The sale of the Notes was made pursuant to a prospectus dated November 28, 2007 included in the Company’s shelf registration statement on Form S-3 (SEC File No. 333-136379), as amended, together with a prospectus supplement dated November 28, 2007 and filed with the SEC on November 30, 2007 (the “Prospectus Supplement”).

The Notes mature on December 15, 2014. Interest on the Notes accrues from December 5, 2007 and will be payable on June 15 and December 15 of each year until maturity, beginning June 15, 2008. The Notes are senior unsecured obligations of the Company, rank equally with all of the Company’s other senior unsecured indebtedness, and are effectively subordinated to the indebtedness outstanding under the Company’s senior credit facility from time to time and any other secured debt the Company may incur. The Notes are fully and unconditionally guaranteed on a senior basis, jointly and severally, by the Company’s subsidiaries that are guarantors under the Company’s senior credit facility. Each guarantee is effectively subordinated to any secured obligations of the subsidiary guarantors.

The Company may, at its option, redeem some or all of the Notes at any time at a redemption price equal to the accrued and unpaid interest on the Notes to the redemption date plus the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding interest accrued to the redemption date) from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the “Treasury Rate” (as defined in the Indenture) plus 50 basis points.

If the Company experiences a “change of control” (as defined in the Indenture), it may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains covenants that, among other things, limit the Company’s ability under certain circumstances to create liens, enter into sale-leaseback transactions and engage in mergers, consolidations and sales of all or substantially all of the Company’s assets.

The Indenture also contains certain “Events of Default” customary for indentures of this type. If an “Event of Default” has occurred and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Notes to be due and payable.

The Trustee also serves as trustee under the Company’s other indentures. From time to time, the Company has and may borrow from, maintain deposit accounts with and conduct other transactions with the Trustee and/or its affiliates in the ordinary course of business.

Terms of the Indenture and the Notes issued pursuant to the Indenture are more fully described in the section of the Prospectus Supplement entitled “Description of the Notes and the Guarantees”.

The description above is a summary and is qualified in its entirety by the Supplemental Indenture, filed herewith as Exhibit 4.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Supplemental Indenture No. 4, dated December 5, 2007, among the Company, as Issuer, certain subsidiaries, as Guarantors, and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Supplemental Indenture No. 4, dated December 5, 2007, among the Company, as Issuer, certain subsidiaries, as Guarantors, and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as Trustee.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.